SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 4, 2004

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street P.O. Box 7000, El Dorado, Arkansas	71731-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events

The following information is furnished pursuant to Item 5, “Other Events.”

On August 4, 2004, Murphy Oil Corporation issued a press release announcing the election of Mr. Neal Schmale as a director of the Company. Mr. Schmale will sit on the Audit and Executive Compensation committees. The full text of this press release is attached hereto as Exhibit 99.1.

On August 4, 2004, Murphy Oil Corporation amended its By-Laws to increase the number of directors from nine to ten, simultaneous with the election of Mr. Neal Schmale as a director of the Company. The By-Laws of Murphy Oil Corporation as Amended effective August 4, 2004 are attached hereto as Exhibit 99.2.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ John W. Eckart
John W. Eckart
Controller

Date: August 6, 2004

Exhibit Index

99.1 Press release dated August 4, 2004, as issued by Murphy Oil Corporation, announcing the election of Mr. Neal Schmale as a director of the Company.

99.2 By-Laws of Murphy Oil Corporation as amended effective August 4, 2004.